                                                                        EX 10.10

                              Employment Agreement

     This Agreement is entered into as of February 17, 1999, by and between Gregory Q. Brown (the "Employee") and Micromuse Inc., a Delaware corporation (the "Company").

     1.   Duties and Scope of Employment.

          (a) Position. For the term of his employment under this Agreement ("Employment"), the Company agrees to employ the Employee in the position of Chairman of the Board of Directors and Chief Executive Officer. The Employee shall report to the Company's Board of Directors (the "Board"). The Company shall use its best efforts to cause the Employee to be elected as a member of the Board when his Employment commences and whenever his term as a member of the Board expires during the term of his Employment. In the event that his Employment terminates for any reason, the Employee agrees to resign as a member of the Board and as a member of the board of directors of any affiliate of the Company, unless he and the Company agree otherwise.

          (b) Obligations to the Company. During the term of his Employment, the Employee shall devote his full business efforts and time to the Company. During the term of his Employment, without the prior written approval of the Board, the Employee shall not render services in any capacity to any other person or entity and shall not act as a sole proprietor or partner of any other person or entity or as a shareholder owning more than one percent of the stock of any other corporation. The Employee will be entitled to expend a reasonable amount of time performing civic and volunteer activities, subject to approval of the Board, which shall not be unreasonably withheld. The Employee shall comply with the Company's policies and rules, as they may be in effect from time to time during the term of his Employment.

          (c) No Conflicting Obligations. The Employee represents and warrants to the Company that he is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with his obligations under this Agreement. The Employee represents and warrants that he will not use or disclose, in connection with his employment by the Company, any trade secrets or other proprietary information or intellectual property in which the Employee or any other person has any right, title or interest and that his employment by the Company as contemplated by this Agreement will not infringe or violate the rights of any other person. The Employee represents and warrants to the Company that he has returned all property and confidential information belonging to any prior employer.

          (d) Commencement Date. The Employee shall commence his employment relationship with the Company on the above date and will commence full-time Employment as Chairman and Chief Executive Officer as soon as reasonably practicable thereafter, currently targeted for on or about February 22, 1999, but in no event later than March 1, 1999. The date that the Employee reports for full-time employment will be the date of employment for purposes of computing compensation as an executive and vesting of stock options.

     2.   Cash and Incentive Compensation.

          (a) Salary. The Company shall pay the Employee as compensation for his services a base salary at a gross annual rate of not less than $350,000, which amount will not be subject to unilateral reduction by the Company. Such salary shall be payable in accordance with the Company's standard payroll procedures. The annual compensation specified in this Subsection (a), together with any increases in such compensation that the Company may grant from time to time, is referred to in this Agreement as "Base Compensation."

          (b) Incentive Bonuses. The Employee shall be eligible to be considered for an annual incentive bonus with a target amount equal to his Base Compensation. Such bonus (if any) shall be awarded based on objective or subjective criteria reasonably established in advance by agreement between the Employee and the Compensation Committee of the Board. The reasonable determinations of the Board with respect to such bonus shall be final and binding, subject to Section 10(g).

          (c) Relocation. The Company shall reimburse the reasonable and substantiated expenses, not to exceed $120,000, that the Employee incurs in relocating from the Chicago area to the San Francisco or New York area, including moving expenses and interim travel, housing and living expenses. The Employee initially shall work primarily in the Company's San Francisco office. The Employee shall relocate himself and his family to the San Francisco or New York area, as he selects, not later than August 31, 1999.

          (d) Stock Options. The Company shall grant the Employee non-statutory stock options covering 800,000 shares of the Company's Common Stock. Such options shall be granted on the date that the Employee commences full-time employment with the Company under this Agreement. The exercise price of such options shall be equal to the fair market value of such stock on the date of grant. The term of such options shall be 10 years, subject to earlier expiration in the event of the termination of the Employee's Employment. Such options shall become exercisable as follows, subject to the Employee's continuing Employment:

              (i) Options covering 320,000 shares shall become exercisable after 18 months of continuous Employment. This option award is intended to compensate the Employee for the value of equity awards and other benefits which he forfeits by terminating his previous employment.

              (ii) Options covering 320,000 shares shall become exercisable in equal monthly installments over the Employee's first 48 months of continuous Employment.

              (iii) Options covering 80,000 shares shall become exercisable in equal monthly installments over the 24-month period of continuous Employment commencing on October 1, 2000, if the Company had not less than $100 million of revenue for the fiscal year ending September 30, 2000. If the Board reasonably determines that the Company had less than $100 million of revenue for the fiscal year ending September 30, 2000, then such options covering 80,000 shares shall become exercisable after 48 months of continuous Employment.

             (iv) Options covering 80,000 shares shall become exercisable in equal monthly installments over the 24-month period of continuous Employment commencing on October 1, 2000, if the Company had not less than $90 million of revenue for the fiscal year ending September 30, 2000. If the Board reasonably determines that the Company had less than $90 million of revenue for the fiscal year ending September 30, 2000, then such options covering 80,000 shares shall become exercisable after 48 months of continuous Employment.

The grant of such options shall be subject to the other terms and conditions set forth in the Notices of Grant of Stock Option and Stock Option Agreements attached as Exhibits 1.1 through 1.4.

          3. Vacation and Employee Benefits. During the term of his Employment, the Employee shall be eligible for paid vacations in accordance with the Company's standard policy applicable to its executive officers, as it may be amended from time to time. During the term of his Employment, the Employee shall be eligible to participate in any employee benefit plans maintained by the Company for its executive officers, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan. To the extent that the Employee's eligibility for benefit coverage by his former employer lapses in advance of his eligibility for benefit coverage under the Company's current plans, the Company will pay directly for COBRA coverage or will reimburse him for amounts expended to secure continuation of benefit coverage under COBRA, grossed up for any taxes resulting from such reimbursement.

          4. Business Expenses. During the term of his Employment, the Employee shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies.

          5. Term of Employment.

             (a) Basic Rule. The Company agrees to continue the Employee's Employment, and the Employee agrees to remain in Employment with the Company, from the commencement date set forth in Section 1(d) until the date when the Employee's Employment terminates pursuant to Subsection (b) or (c) below. The Employee's Employment with the Company shall be "at will." Any contrary representations that may have been made to the Employee shall be superseded by this Agreement. This Agreement, including Sections 6 and 7 below, shall constitute the full and complete agreement between the Employee and the Company on the "at will" nature of the Employee's Employment, which may only be changed in an express written agreement signed by the Employee and a duly authorized officer of the Company.

             (b) Termination. The Company may terminate the Employee's Employment at any time and for any reason (or no reason), and with or without Cause, by giving the Employee notice in writing. The Employee may terminate his Employment at any time and for any reason (or no reason), and with or without Good Reason, by giving the Company notice in writing. The Employee's Employment shall terminate automatically in the event of his death.

             (c) Permanent Disability. The Company may terminate the Employee's active Employment due to Permanent Disability by giving the Employee notice in writing. For all purposes under this Agreement, "Permanent Disability" shall mean that the Employee, at the time notice is given, has failed to perform his duties under this Agreement for not less than 120 days during any period of 12 consecutive months as the result of his incapacity due to physical or mental injury, disability or illness.

             (d) Rights upon Termination. Except as expressly provided in
Section 6 or 7, upon the termination of the Employee's Employment pursuant to this Section 5, the Employee shall only be entitled to the compensation, benefits and reimbursements described in Sections 2, 3 and 4 for the period through the effective date of the termination. The payments under this Agreement shall fully discharge all responsibilities of the Company to the Employee.

             (e) Termination of Agreement. This Agreement shall terminate when all obligations of the parties hereunder have been satisfied. The termination of this Agreement shall not limit or otherwise affect any of the Employee's obligations under Section 8.

          6. Termination Benefits.

             (a) General Release. Any other provision of this Agreement notwithstanding, Subsections (b) and (c) below and Section 7(a) shall not apply unless the Employee (i) has executed a general release (in a form reasonably prescribed by the Company) of all known and unknown claims that he may then have against the Company or persons affiliated with the Company and (ii) has agreed not to prosecute any legal action or other proceeding based upon any of such claims.

             (b) Severance Pay. If, during the term of this Agreement, the Company terminates the Employee's Employment for any reason other than Cause or Permanent Disability or the Employee resigns his Employment for Good Reason, then, for a period of 12 months following the termination of his Employment (the "Continuation Period"), the Company shall provide the Employee with benefits equivalent to those provided to other executive officers (not including vacation or leave accrual) under insurance policies and employee benefits plans as provided pursuant to Section 3 and shall pay the Employee his Base Compensation. Such Base Compensation shall be paid at the rate in effect at the time of the termination of Employment and in accordance with the Company's standard payroll procedures. In addition, the Company shall pay a pro rata bonus under Section 2(b) (if any) for the year in which the termination occurs. With regard to payments provided under this Subsection (b) or other post termination compensation or benefits, the Employee shall be under no duty to mitigate his damages and the Company shall be entitled to no offset rights in the event the Employee secures other employment.

          (c) Option Acceleration. If Subsection (b) above applies, then the percentage of all options described in Section 2(d) that is exercisable shall be determined by adding six months to the actual length of the Employee's Employment. In addition, if Subsection (b) above applies and if the termination occurs during the Employee's first 18 months of Employment, then the 320,000 options described in Section 2(d)(i) shall become exercisable in full on the date of the termination.

          (d) Definition of "Cause." For all purposes under this Agreement, "Cause" shall mean:

              (i) Any material breach by the Employee of this Agreement, the Proprietary Information and Inventions Agreement between the Employee and the Company, or any other agreement between the Employee and the Company;

              (ii) Conviction of, or a plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof;

              (iii) Threats or acts of violence or sexual harassment directed at any present, former or prospective employee, independent contractor, vendor, customer or business partner of the Company, including, without limitation, any material breach of the Company's policies and rules, as they may be in effect from time to time during the term of his Employment;

              (iv) The sale, possession or use of illegal weapons or drugs on the premises of the Company or a customer of the Company;

              (v) Deliberate misappropriation of the assets of the Company or other deliberate acts of dishonesty at the expense of the Company; or

              (vi) Willful misconduct or gross negligence in the performance of duties assigned to the Employee under this Agreement that results in material injury to the Company.

Provided, however, that despite the foregoing, such definitions shall not apply to actions that are isolated and insubstantial or inadvertent and insubstantial and that did not occur in bad faith, unless notice thereof is given to the Employee by the Company and the Employee fails to promptly remedy such actions;

          (e) Definition of "Good Reason." For all purposes under this Agreement, "Good Reason" shall mean:

              (i) The assignment to the Employee of any duties inconsistent in any respect with the Employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by this Agreement, or any other action by the Company that results in a diminution in such position, authority, duties or responsibilities, other than an isolated and insubstantial or inadvertent and insubstantial action that was not taken in bad faith, unless notice thereof is given to the Company by the Employee and the Company fails to promptly remedy such actions;

                     (ii) Any failure by the Company to comply with any of the provisions of this Agreement (including, but not limited to, failure to provide compensation or benefits required by this Agreement), other than an isolated and insubstantial or inadvertent and insubstantial failure that did not occur in bad faith, unless notice thereof is given to the Company by the Employee and the Company fails to promptly remedy such failures;

                     (iii) The Company's requiring the Employee to be based at any location other than the San Francisco or New York metropolitan area (whichever the Employee selected under Section 2(c));or

                     (iv) The Company's failure to use its best efforts to cause the Employee to be elected as a member of the Board when his Employment commences and whenever his term as a member of the Board expires during the term of his Employment.

          7.   Change in Control.

               (a) Option Acceleration. If, during the term of this Agreement and within 18 months after the Company is subject to a Change in Control, the Company terminates the Employee's Employment for any reason other than Cause or Permanent Disability or the Employee resigns his Employment for Good Reason, then (i) Section 6(c) shall not apply and (ii) a percentage of all remaining unexercisable options described in Section 2(d) shall become exercisable on the date of the termination. If the termination occurs during the Employee's first 12 months of Employment, such percentage shall be 50%. If the termination occurs after the Employee's first 12 months of Employment, such percentage shall be 100%.

               (b) Definition of "Change in Control." For all purposes under this Agreement, a "Change in Control" shall be deemed to have occurred if:

                     (i) Any "person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding for this purpose the Company or any subsidiary of the Company, or any employee benefit plan of the Company or any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of such plan that acquires beneficial ownership of voting securities of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; provided, however, that:

                     (A) No Change in Control shall be deemed to have occurred as the result of an acquisition of securities of the Company by the Company that, by reducing the number of voting securities outstanding, increases the direct or indirect beneficial ownership interest of any person to 30% or more of the combined voting power of the Company's then outstanding securities, but any subsequent increase in the direct or indirect beneficial ownership interest of such a person in the Company shall be deemed a Change in Control;

                       (B) If the Board determines in good faith that a person who has become the beneficial owner directly or indirectly of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities has inadvertently reached that level of ownership interest, and if such person divests as promptly as practicable a sufficient amount of securities of the Company so that the person no longer has a direct or indirect beneficial ownership interest in 30% or more of the combined voting power of the Company's then outstanding securities, then no Change in Control shall be deemed to have occurred;
          and

                       (C) No Change in Control shall be deemed to have occurred as the result of an acquisition of securities of the Company that was approved by the Board, if the Employee (in his capacity as a member of the Board) voted in favor of the approval of such acquisition, but if any acquisition so approved by the Employee results in a person beneficially owning directly or indirectly securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities, then any subsequent increase in the direct or indirect beneficial ownership interest of that person in the Company shall be deemed a Change in Control if the Employee (in his capacity as a member of the Board) did not vote in favor of approving the transaction causing such subsequent increase or in favor of approving an agreement permitting such subsequent increase;

                       (ii) During any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such two-year period constituted the Board and any new director or directors (except for any director designated by a person who has entered into an agreement with the Company to effect a transaction described in Paragraph (i) above or Paragraph (iii) below) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; or

                       (iii) The consummation of one of the following transactions (a "Business Combination"):

                    (A)   A plan of complete liquidation of the
          Company;

                    (B) An agreement for the sale or disposition of the Company or all or substantially all of the Company's assets;

                    (C) A plan of merger or consolidation of the Company with any other corporation; or

                    (D) A similar transaction or series of transactions involving the Company;

     in each case unless after such Business Combination the stockholders of the Company immediately prior to the Business Combination continue to own at least 55% of the voting securities of the new (or continued) entity immediately after such Business Combination in substantially the same proportion as their ownership of the Company immediately prior to such Business Combination.

          8.   Employee's Restrictive Covenants.

               (a) Non-Competition. During the period commencing on the date of this Agreement and continuing until the second anniversary of the date when the Employee's Employment terminates for any reason, the Employee shall not, directly or indirectly (other than on behalf of the Company or with the Company's prior written consent), engage in a Competitive Business Activity in any of the locations in which the Company maintains an office or calls on or solicits orders from customers of the Company. The term "Competitive Business Activity" shall mean:

                    (i) Engaging in, or managing or directing persons engaged in, the development, licensing, leasing, sale or distribution of Network Management Software or Service Level Management Software or any other business, defined by the Company with similar specificity, which the Company or any of the Company's affiliates can demonstrate that it is, at the time of such termination, actively engaged in ("Competing Business"), whether independently or as an employee, agent, consultant, advisor, independent contractor, proprietor, partner, officer, director or otherwise;

                    (ii) Acquiring or having an ownership interest in any entity that derives more than 15% of its gross revenues from any Competing Business, except for ownership of 1% or less of any entity whose securities are freely tradable on an established market; or

                    (iii) Participating in the financing, operation, management or control of any firm, partnership, corporation, entity or business described in Paragraph (ii) above.

               (b) Non-Solicitation. During the period commencing on the date of is Agreement and continuing until the second anniversary of the date when the Employee's

Employment terminates for any reason, the Employee shall not directly or indirectly, personally or through others, solicit or attempt to solicit (on the Employee's own behalf or on behalf of any other person or entity) either (i) the employment of any employee of the Company or any of the Company's affiliates or
(ii) the business of any customer of the Company or any of the Company's affiliates with whom the Employee had contact during his Employment.

               (c) Non-Disclosure. The Employee has entered into a Proprietary Information and Inventions Agreement with the Company, which is incorporated herein by reference, a copy of which is attached as Exhibit 2.

               (d) Injunctive Relief. The Employee acknowledges and agrees that his failure to perform any of his covenants in this Section 8 would cause irreparable injury to the Company and cause damages to the Company that would be difficult or impossible to ascertain or quantify. Accordingly, without limiting any other remedies that may be available with respect to any breach of this Agreement, the Employee consents to the entry of an injunction to restrain any breach of this Section 8.

               (e) Survival. The covenants in this Section 8 shall survive any cancellation, termination, rescission or expiration of this Agreement and the termination of the Employee's Employment with the Company for any reason.

          9.   Successors.

               (a) Company's Successors. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets that becomes bound by this Agreement.

               (b) Employee's Successors. This Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

          10.  Miscellaneous Provisions.

               (a) Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when (i) personally delivered, (ii) delivered to the U.S. Postal Service for delivery by registered or certified mail or (iii) delivered to a comparable private service offering guaranteed deliveries in the ordinary course of its business. Notice under clauses (ii) and (iii) shall be valid only if delivery charges have been prepaid and a return receipt will be furnished. In the case of the Employee, notice under clauses (ii) and (iii) shall be addressed to him at the home address that he most recently communicated to the Company in writing. In the case of the Company, notice under clauses (ii) and (iii) shall be addressed to its corporate headquarters and directed to the attention of its Secretary.

               (b) Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

               (c) Whole Agreement. No other agreements, representations or understandings (whether oral or written and whether express or implied) that are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement and the attached Exhibits 1.1 through 1.4 and Exhibit 2 contain the entire understanding of the parties with respect to the subject matter hereof.

               (d) Withholding Taxes. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.

               (e) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York (except their provisions governing the choice of law).

               (f) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

               (g) Arbitration. Subject to Section 8(d), any controversy or claim arising out of or relating to this Agreement or the breach thereof, or the Employee's Employment or the termination thereof, shall be settled in the metropolitan area in which the Employee's principal office is or was most recently located, by arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The decision of the arbitrator shall be final and binding on the parties, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties hereby agree that the arbitrator shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement. The Company shall initially pay all fees and expenses of the arbitrator. However, the Company or the Employee, as the case may be, shall bear all fees and expenses of the arbitrator and all of the reasonable legal fees and out-of-pocket expenses of the other party if the arbitrator determines that the claim or position of the Company or the Employee, as the case may be, was without reasonable foundation. The Employee hereby consents to personal jurisdiction of the state and federal courts located in the state where the Employee's principal office is or most recently was located for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

               (h) Legal Fees. The Company shall reimburse the Employee for reasonable legal fees not in excess of $15,000 incurred by him in connection with the review of this Agreement prior to its execution.

               (i) No Assignment. This Agreement and all rights and obligations of the Employee hereunder are personal to the Employee and may not be transferred or assigned by the Employee at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company's obligations hereunder in connection with any sale or transfer of all or substantially all of the Company's assets to such entity.

               (j) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               (k) Indemnity and Director and Officer Insurance. The Company and the Employee shall execute an indemnity agreement that is in substance identical to agreements entered or to be entered into with other executive officers and members of the Board. Under such agreement the Company shall indemnify the Employee to the extent permissible under Delaware law with respect to actions taken in the scope and course of performing his duties under this Agreement. In addition, the Company shall use all reasonable efforts to secure and maintain Director and Officer indemnity insurance in an amount and for premiums deemed reasonable by the Board.

               IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


                                 Gregory Q. Brown


                                 ----------------------------------------------


                                 Micromuse Inc.


                                 By:
                                     ------------------------------------------
                                     President & Chief Financial Officer


                                  Exhibit List
                                  ------------

EXHIBIT 1.1  NOTICE OF GRANT OF STOCK OPTION (480,000 shares)
--------------------------------------------
EXHIBIT 1.2  STOCK OPTION AGREEMENT & PROSPECTUS (480,000 shares)
------------------------------------------------
EXHIBIT 1.3  NOTICE OF GRANT OF STOCK OPTION (320,000 shares)
--------------------------------------------
EXHIBIT 1.4  STOCK OPTION AGREEMENT (320,000 shares)
-----------------------------------
EXHIBIT 2  PROPRIETARY INFORMATION, INVENTIONS, AND NON-SOLICITATION AGREEMENT
------------------------------------------------------------------------------

                                   EXHIBIT 1.1
                                   -----------


                         NOTICE OF GRANT OF STOCK OPTION
                         -------------------------------

          (480,000 shares under 1997 Stock Option/Stock Issuance Plan)

                                   EXHIBIT 1.2
                                   -----------


                             STOCK OPTION AGREEMENT
                             ----------------------

          (480,000 shares under 1997 Stock Option/Stock Issuance Plan)

                                   EXHIBIT 1.3
                                   -----------


                         NOTICE OF GRANT OF STOCK OPTION
                         -------------------------------

                                (320,000 shares)

                                   EXHIBIT 1.4
                                   -----------


                             STOCK OPTION AGREEMENT
                             ----------------------

                                (320,000 shares)

                                    EXHIBIT 2
                                    ---------

       PROPRIETARY INFORMATION, INVENTIONS, AND NON-SOLICITATION AGREEMENT
       -------------------------------------------------------------------